UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

BLACKBOXSTOCKS INC.

(Exact name of registrant as specified in its charter)

Nevada	0-55108	45-3598066
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 726-9203

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BLBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On March 10, 2025, Blackboxstocks Inc., Nevada corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with RABLBX Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”) and REalloys Inc., a Nevada corporation (“REalloys”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, REalloys will merge with and into Merger Sub, Merger Sub will cease to exist and REalloys will become a wholly-owned subsidiary of the Company (the “Merger”). At the closing of the Merger (the “Closing”), the holders of capital stock and outstanding instruments convertible into or exercisable for capital stock of REalloys will receive shares of common and preferred stock of the Company, $0.001 par value, based on an exchange ratio formula in the Merger Agreement (the “Exchange Ratio”) or as otherwise agreed to in the Merger Agreement, which is subject to adjustment in the event the parties raise capital in excess of certain thresholds. Immediately following Closing, based upon the Exchange Ratio, pre-Closing stockholders of the Company are expected to collectively retain approximately 7.3% of the post-Close aggregate common stock of the Company, par value $0.001 (the “Company Common Stock”) and holders of REalloys capital stock and instruments convertible into or exercisable for capital stock of the REalloys will receive as merger consideration newly issued shares of Company Common Stock representing approximately 92.7% of the post-Close aggregate as common and preferred stock of the Company.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merger Sub and the REalloys, including, among others, (i) covenants requiring each of the Company and REalloys to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the Closing or earlier termination of the Merger Agreement, subject to certain exceptions, (ii) a covenant prohibiting the Company from engaging in certain kinds of transactions during such period (without the prior written consent of the REalloys), and (iii) a covenant restricting Company and REalloys from activities relating to the soliciting, initiating, encouraging, inducing or facilitating the communication, making, submission or announcement of any alternative acquisition proposals or inquiries.

The Merger Agreement also requires the Company, in cooperation with the REalloys, to prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will contain a proxy statement relating to a Company stockholder meeting to be held in connection with the Merger (the “Registration Statement”) pursuant to which shares of Company Common Stock will be registered under the Securities Act of 1933, as amended (the “Securities Act”), to be issued by virtue of the Merger and the contemplated transactions thereunder. The Company shall use commercially reasonable efforts to (i) cause the Registration Statement to comply with applicable rules and regulations promulgated by the SEC, (ii) cause the Registration Statement to become effective as promptly as practicable, and (iii) respond promptly to any comments or requests of the SEC or its staff related to the Registration Statement. In addition, under the Merger Agreement, the parties agreed to other customary provisions including (i) obtaining requisite stockholder approval to consummate the Merger and the contemplated transactions thereunder, (ii) obtaining regulatory approvals from relevant governmental authorities, (iii) indemnifying the directors and officers of the Company for a period of six years following the Closing, (iv) completing certain disclosure obligations required by the SEC and listing requirements promulgated by the Nasdaq Capital Market (“Nasdaq”), (v) electing or appointing to the positions of officers and directors of Company and the surviving corporation certain persons designated by REalloys, (vi) executing employment agreements between the Company and Lipi Sternheim and David Argyle, (vii) Company adopting a new stock incentive plan reserving not more than 15% of the fully-diluted, outstanding interest of the Company immediately following the Merger for issuance, and (viii) allocating funds received by Company pursuant to sales, issuances, grants or other dispositions of Company Common Stock, during the period between the Merger Agreement and Closing, under that certain Registration Statement on Form S-3 (File No. 333-284626) filed with the SEC on January 31, 2025 which became effective on February 10, 2025.

Closing of the Merger is subject to various customary closing conditions. Each party’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are conditioned upon (i) the effectiveness of the Registration Statement on Form S-4, (ii) expiration or termination of applicable regulatory waiting periods, (iii) no restraints from any governmental authority preventing the consummation of the contemplated transactions under the Merger Agreement, (iv) the Company and REalloys obtaining their respective requisite stockholder votes to consummate the transactions contemplated by the Merger Agreement, (v) Nasdaq’s approval of the Company’s Nasdaq listing application for the post-Merger entity, (vi) execution of Lock-Up Agreements (as further described below), (vii) execution of a Stock Purchase Agreement by and between Gust Kepler and Lipi Sternheim whereby Gust Kepler shall agree to sell 1,634,999 shares of Company Series A Convertible Preferred Stock to Lipi Sternheim contingent upon and effective concurrently with Closing, and (viii) the filing of an amendment to Company’s charter with the Secretary of State of the State of Nevada, containing such amendments necessary to consummate the transactions contemplated by the Merger Agreement. Company’s and Merger Sub’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as REalloys having sufficient stockholder’s equity as necessary for the Company to meet Nasdaq listing requirements. REalloy’s obligations to effect the Merger and otherwise consummate the contemplated transactions thereunder are further conditioned upon customary closing conditions as well as (i) the Company’s execution of the Option Agreement (as further described below), (ii) the Company’s consummation of a Company Financing and issuance of $2,300,000 of Additional Debentures to the satisfaction of the REalloys (as further described below), (iii) the Company having Net Cash (as defined in the Merger Agreement) equal to or in excess of negative $2.69 million, and (iv) the Company filing the Certificate of Designations establishing a class of Company preferred stock to be designated Series C Convertible Preferred Stock (as further described below).

Following the Closing, the Company is expected to be renamed “REalloys Inc.,” and it is expected that the shares of Company Common Stock will continue to be listed on Nasdaq.

Palladium Capital Group, LLC served as the exclusive financial advisor in connection with the above transactions.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Stockholder Support Agreements

As a condition to the parties’ execution of the Merger Agreement, Gust Kepler, a director and the President and Chief Executive Officer of the Company, who holds shares of Company Common Stock and Series A Convertible Preferred Stock, executed a Stockholder Support Agreement (the “Company Stockholder Support Agreement”), pursuant to which Mr. Kepler agreed to vote his shares of Company Common Stock and Series A Convertible Preferred Stock in favor of (i) the approval of the Merger Agreement and transactions contemplated therein, (ii) if deemed necessary by the Company, an amendment to the Company’s certificate of incorporation to effect a forward or reverse split of the outstanding Company Common Stock if necessary, (iii) the issuance of Company Common Stock in accordance with Nasdaq Listing Rule 5635, and (iv) against any competing proposals. In addition, as a condition to the parties’ execution of the Merger Agreement, holders of at least 50.1% of the outstanding shares of capital stock of the REalloys executed a Stockholder Support Agreement (the “REalloys Stockholder Support Agreements”), pursuant to which such holders agreed to vote all of their shares of capital stock of the REalloys in favor of the approval of the Merger Agreement and transactions contemplated therein.

The foregoing description of the Parent Stockholder Support Agreement and REalloys Stockholder Support Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Company Stockholder Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and the REalloys Stockholder Support Agreements, the form of which is attached as Exhibit 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Lock-Up Agreements

As a condition to the parties’ execution of the Merger Agreement, prior to Closing, all officers, directors and stockholders of the REalloys will execute lock-up agreements (the “Lock-Up Agreements”), which among other things (i) prohibit such parties from engaging in certain sale and other transfer transactions relating to the Company Common Stock and securities convertible, exercisable or exchangeable therefor, without the prior written consent of the Company for a period of 180 days after the Closing and (ii) for 180 days thereafter, further prohibits such parties from engaging certain transactions representing more than 10% of each party’s record or beneficial ownership of the Company in any one month.

The foregoing description of the Lock-Up Agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Lock-Up Agreements, the form of which is attached as Exhibit B to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Option Agreement

As a condition to the parties’ execution of the Merger Agreement, prior to Closing, Company and Gust Kepler will execute an Option Agreement in substantially the form attached as Exhibit D to the Merger Agreement (the “Option Agreement”), pursuant to which Parent shall have the right to call for redemption and Gust Kepler shall have the right to cause Company to redeem all of the issued and outstanding Series A Convertible Preferred Stock of Parent held by Gust Kepler in exchange for shares of Series A Convertible Preferred Stock of Blackbox.io, Inc. (“Blackbox Operating”), a Delaware corporation and wholly owned subsidiary of Parent, which was organized to conduct historical operations of Parent.

The foregoing description of the Option Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Option Agreement, the form of which is attached as Exhibit D to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Contingent Value Rights Agreements

At the Closing, the Company, a representative of the Company stockholders, and a to be appointed Rights Agent, will enter into a Contingent Value Rights Agreement in the form attached as Exhibit E to the Merger Agreement (the “CVR Agreement”). Pursuant to the Merger Agreement and the CVR Agreement, each share of Company Common Stock held by Parent stockholders as of a record date immediately prior to the Closing will receive a dividend of one contingent value right (“CVR”) entitling such holders to receive, in connection with certain transactions involving Blackbox Operating (a “CVR Transaction”), an amount equal to the net proceeds actually received by the Company at the closing of such transaction. A CVR Transaction is generally a transaction pursuant to which (i) the Company or Blackbox Operating grants, sells, licenses or otherwise transfers some or all of the rights to the Blackbox Operating assets, or other monetizing event of all or any part of the Blackbox Operating assets and (ii) the Company receives or Blackbox Operating determines to distribute net proceeds from such transaction as a dividend to its stockholders.

The CVR payment obligations will expire the date that is 24 months following the Closing. The CVRs will not be transferable, except in certain limited circumstances, will not be certificated or evidenced by any instrument, will not accrue interest and will not be registered with the SEC or listed for trading on any exchange. There is no guarantee that any CVR Transaction or payment pursuant thereto will be earned.

The foregoing description of the CVR Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the CVR Agreement, which is attached as Exhibit E to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Certificate of Designations for Series C Convertible Preferred Stock

Under the terms of the Merger Agreement, as a condition to Closing, the Company will file a Certificate of Designations (the “Certificate of Designations”) with the Secretary of State of the State of Nevada establishing a class of Company preferred stock to be designated Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Stock”), which is expected to be issued as partial consideration in the Merger. All shares of capital stock of the Company rank pari passu or junior to the Series C Stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The Series C Stock will be convertible into shares of Company Common Stock at the election of the holder at any time and from time to time after issuance of the Series C Stock at a conversion price to be equal to 100% of the lesser of (i) the closing price of the Company Common Stock on the trading day immediately prior to the closing of the Merger and (ii) the closing price of the Company Common Stock on the date the Companies obtain stockholder approval for issuance of the Series C Stock and Company Common Stock into which it converts (the “Series C Stockholder Approval”). The conversion price is subject to customary adjustments for stock dividends, stock splits, reclassifications, stock combinations and the like (subject to certain exceptions). In addition, the conversion price and the number of shares issuable upon conversion of the Series C Stock are subject to full ratchet anti-dilution protection. At any time after issuance of the Series C Stock, to the extent the Company raises capital in any financing with gross proceeds in excess of $3 million, the Company is required to use one-third of such gross proceeds to redeem all or any portion of the Series C Stock then outstanding. The amortization payments due upon such redemption are payable by the Company in cash at a price equal to the product of (i) 110% and (ii) the stated value of the shares of Series C Stock being redeemed plus any and all accrued and unpaid dividends on such shares of Series C Stock.

The holders of the Series C Stock are entitled to dividends of 2.5% per annum, compounded each calendar month, which are payable in arrears monthly in cash, “in kind” in the form of additional shares of Series C Stock, or in a combination thereof, at the holder’s discretion, in accordance with the terms of the Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the Certificate of Designations and described below), the Series C Stock shall accrue dividends at a rate of 15% per annum. Upon conversion, redemption or other repayment, the holders of shares of Series C Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that the stated value of such Series C Stock remained outstanding through and including the date of conversion or redemption of all the shares of Series C Stock. The holders of Series C Stock are entitled to vote with holders of the Company Common Stock on an as-converted basis, with the number of votes to which each holder of Series C Stock is entitled to be calculated as the stated value of such share of Series C Stock divided by the Nasdaq Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) immediately preceding the Subscription Date (as defined in the Certificate of Designations), subject to certain beneficial ownership limitations as set forth in the Certificate of Designations.

Notwithstanding the foregoing, the Company’s ability to settle conversions and make amortization payments and dividend make-whole payments using shares of Company Common Stock is subject to certain limitations set forth in the Certificate of Designations, including a limit on the number of shares that may be issued until the time, if any, that the Company has obtained the Series C Stockholder Approval. Further, the Certificate of Designations contains a certain beneficial ownership limitation after giving effect to the issuance of shares of Company Common Stock issuable upon conversion of the Series C Stock or as part of any amortization payment or dividend make-whole payment under the Certificate of Designations.

The Certificate of Designations includes certain Triggering Events (as defined in the Certificate of Designations), including, among other things, the suspension from trading or failure of the Company Common Stock to be trading or listed (as applicable) on an Eligible Market (as defined in the Certificate of Designations) for a period of five consecutive trading days and the Company’s failure to pay any amounts due to the holders of Series C Stock when due. In connection with a Triggering Event, each holder of Series C Stock will be able to require the Company to redeem in cash any or all of the holder’s shares of Series C Stock at a premium set forth in the Certificate of Designations.

The Company will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, the maturity of indebtedness, preservation of existence, maintenance of properties, maintenance of insurance, transactions with affiliates, among other matters.

There is no established public trading market for the Series C Stock and the Company does not intend to list the Series C Stock on any national securities exchange or nationally recognized trading system.

The foregoing description of the Certificate of Designations does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Certificate of Designations, which is attached as Exhibit G to the Merger Agreement, which is attached to this Current Report on Form 8-K and is incorporated herein by reference.

As described below, Series C Stock will be issued upon consummation of the Merger as consideration for certain outstanding shares of Series X Stock (as defined below) of REalloys and, at the option of the holders of Additional Debentures issued in connection with the Company Financing (described below), in exchange for satisfaction of certain Company obligations under the terms of the Additional Debentures.

REalloys Financing

Securities Purchase Agreement

In connection with the Merger, REalloys entered into a Securities Purchase Agreement (the “REalloys Purchase Agreement”), dated as of March 6, 2025, with Five Narrow Lane LP (the “Buyer”), pursuant to which REalloys agreed to sell to the Buyer (i) an aggregate of 5,000 shares of REalloys’ Series X Preferred Stock, par value $0.0001 per share (the “Series X Stock”), with a stated value of $1,000 per share (the “Stated Value”) and (ii) warrants (the “REalloys Warrants”) to acquire up to 5,000,000 shares of common stock of REalloys, par value $0.0001 per share (the “REalloys Common Stock”) (collectively, the “REalloys Financing”). REalloys will also issue to the Buyer an aggregate number of shares of REalloys Common Stock representing 5.0% of the fully diluted outstanding capital of REalloys (the “Commitment Shares”), which shall be adjusted as necessary immediately prior to the consummation of the Merger to the extent that the Commitment Shares represent less than 5.0% of the fully diluted outstanding capital of REalloys. The closing of the REalloys Financing is expected to occur on or around March 10, 2025, subject to the satisfaction of customary closing conditions. The aggregate gross proceeds from the REalloys Financing are expected to be $5,000,000 (or up to $55,000,000 if the REalloys Warrants are exercised in full for cash). REalloys expects to use the net proceeds from the REalloys Financing for general corporate purposes and for transaction expenses incurred in connection with the Merger.

The REalloys Purchase Agreement contains certain representations and warranties, covenants and indemnities customary for similar transactions. The representations, warranties and covenants contained in the REalloys Purchase Agreement were made solely for the benefit of the parties to the REalloys Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. The REalloys Financing is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Buyer has represented to REalloys that it is an accredited investor within the meaning of Rule 501(a) of Regulation D and that it is acquiring the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Series X Stock and REalloys Warrants are being offered without any general solicitation by the Company or its representatives.

Certificate of Designations

The terms of the Series X Stock are set forth in a certificate of designations (the “REalloys Certificate of Designations”) which will be filed with the Secretary of State of Nevada prior to the closing of the REalloys Purchase Agreement. All shares of capital stock of REalloys rank pari passu or junior to the Series X Stock, with respect to preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of REalloys. At any time after issuance of the Series X Stock, to the extent (i) the Merger Agreement is terminated for any reason before the Merger is consummated and (ii) REalloys raises capital in any financing, REalloys is required to use 50% of the aggregate gross proceeds from such financing to redeem all or any portion of the Series X Stock then outstanding. The amortization payments due upon such redemption are payable by REalloys in cash at a price equal to the product of (i) 110% and (ii) the Stated Value of the shares of Series X Stock being redeemed plus any and all accrued and unpaid dividends on such shares of Series X Stock.

The holders of the Series X Stock are entitled to dividends of 8.0% per annum, compounded each calendar quarter, which are payable in arrears quarterly on the Maturity Date (as defined in the REalloys Certificate of Designations) in cash, “in kind” in the form of additional shares of Series X Stock, or in a combination thereof, at the holder’s discretion, in accordance with the terms of the REalloys Certificate of Designations. Upon the occurrence and during the continuance of a Triggering Event (as defined in the REalloys Certificate of Designations and described below), the Series X Stock accrues dividends at a rate of 15% per annum. Upon redemption or other repayment, the holders of shares of Series X Stock are also entitled to receive a dividend make-whole payment, assuming for calculation purposes that the Stated Value of such Series X Stock remained outstanding through and including the date of redemption of all the shares of Series X Stock. The holders of Series X Stock are entitled to vote with holders of the REalloys Common Stock on an as-converted basis, with each share of Series X Stock entitling the holder thereof to cast one vote per share of Series X Stock.

The REalloys Certificate of Designations includes certain Triggering Events (as defined in the REalloys Certificate of Designations), including, among other things, REalloys’ failure to pay any amounts due to the holders of Series X Stock when due. In connection with a Triggering Event, each holder of Series X Stock will be able to require REalloys to redeem in cash any or all of the holder’s shares of Series X Stock at a premium set forth in the REalloys Certificate of Designations.

REalloys will be subject to certain affirmative and negative covenants regarding the incurrence of indebtedness, the existence of liens, restricted payments and investments, restrictions on redemption and cash dividends, restrictions on transfer of assets, the maturity of indebtedness, change in nature of business, preservation of existence, maintenance of properties, intellectual property and insurance, transactions with affiliates, restricted issuances and restrictions on acquisitions, among other matters. There is no established public trading market for the Series X Stock and REalloys does not intend to list the Series X Stock on any national securities exchange or nationally recognized trading system.

Pursuant to the Merger Agreement, each share of Series X Stock outstanding will be converted solely into the right to receive shares of the Company’s Series C Stock at a ratio of 1 to 1.

Warrants

The REalloys Warrants are exercisable for shares of REalloys Common Stock immediately upon issuance, at an exercise price of $10.00 per share (the “Exercise Price”) and expire two years from the date of issuance. The Exercise Price is subject to customary adjustments for stock dividends, stock splits, reclassifications, and the like. There is no established public trading market for the REalloys Warrants and REalloys does not intend to list the REalloys Warrants on any national securities exchange or nationally recognized trading system.

Pursuant to the Merger Agreement, the REalloys Warrants are to be assumed by the Company at Closing and will be exercisable for the purchase of Company Common Stock in an amount and at an adjusted Exercise Price based upon the Exchange Ratio.

Company Financing

As previously reported on the Company’s Current Reports on Form 8-K filed on January 22, 2025 and February 4, 2025, the Company entered into a Securities Purchase Agreement dated January 17, 2025, as amended by that certain Amendment to Securities Purchase Agreement dated January 27, 2024 (the “Company Purchase Agreement”), with Five Narrow Lane LP, pursuant to which the Company agreed to issue, and Five Narrow Lane LP agreed to purchase, a series of debentures (the “Company Financing”). In connection with the Company Financing, the Company agreed to forms of documents to be executed upon the occurrence of certain events contemplated under the Company Purchase Agreement, including but not limited to (i) an amended and restated senior secured convertible debenture (the “Additional Debenture”), (ii) a registration rights agreement (the “Registration Rights Agreement”), (iii) a security agreement (the “Security Agreement”), and (iv) a subsidiary guarantee (the “Subsidiary Guarantee”).

In connection with the Merger, the Company has agreed to make certain changes to the Additional Debenture and Registration Rights Agreement. Among other things, the Additional Debenture requires the Company, upon consummation of the Merger, to either (i) pay to the holders in cash the entire principal amount of the Additional Debenture then outstanding, together with all accrued and unpaid interest thereon, the Exit Fee (as defined in the Additional Debentures) and any other amounts due thereunder, or (ii) issue to the holders such number of shares of Series C Stock for aggregate stated value equal to (x) 3.0 multiplied by (y) the entire principal amount of the Additional Debentures then outstanding, together with all accrued and unpaid interest thereon, the Exit Fee (as defined in the Additional Debentures) and other amounts due thereunder. Additionally, the agreed form of the Registration Rights Agreement has been revised to reflect that filing date for the resale registration statement registering the Company Common Stock issuable upon conversion of the Additional Debenture has been extended to April 15, 2025 (the “Filing Date”), and that the Company is required to have such registration statement declared by the SEC by the 30th calendar day following the Filing Date (or 45 calendar days in the event of a “full review”).

On March 10, 2025, the Company issued an Additional Debenture to Five Narrow Lane LP with an outstanding principal amount of $1,050,000. Pursuant to the Security Agreement, the obligations under the Additional Debenture are secured by security interest in certain property of the Company and certain subsidiaries of the Company. In connection with the issuance of Additional Debenture, the parties executed the Registration Rights Agreement, Security Agreement and Blackbox Operating executed a Subsidiary Guarantee.

The foregoing description of the Additional Debentures, Registration Rights Agreement, Security Agreement and Subsidiary Guarantee does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the Additional Debentures, Registration Rights Agreement, Security Agreement and Subsidiary Guarantee, which are attached as Exhibit 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Important Statement Regarding the Merger Agreement

The Merger Agreement and the agreements and forms of agreements contemplated thereunder have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the parties or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company and Merger Sub, on the one hand, and by REalloys on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules delivered by each party in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders or may have been used for the purpose of allocating risk between the Company and Merger Sub, on the one hand, and REalloys, on the other hand. Accordingly, the representations and warranties in the Merger Agreement are not necessarily characterizations of the actual state of facts about the Company, Merger Sub or the REalloys at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement and the agreements and forms of agreements contemplated thereunder should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Company, the Merger Sub, REalloys, and their respective affiliates and respective businesses, that will be contained in, or incorporated by reference into, the Registration Statement on Form S-4 that will include an proxy statement of the Company, as well as in the Forms 10-K, Forms 10-Q and other filings that the Parent makes with the SEC. INVESTORS AND STOCKHOLDERS OF THE COMPANYARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER SUB, REALLOYS, THE MERGER AND RELATED MATTERS.

Investors and stockholders will be able to obtain free copies of the Registration Statement on Form S-4 that will include a proxy statement and prospectus, and other documents filed by the Parent with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the Registration Statement on Form S-4 that will include a proxy statement and prospectus and other documents filed by the Company with the SEC by contacting the Company by mail at Blackboxstocks, Inc., 5430 LBJ Freeway, Suite 1485, Dallas, Texas 75240, Attention: Corporate Secretary. Investors and stockholders are urged to read the Registration Statement on Form S-4 that will include a proxy statement and prospectus and the other relevant materials when they become available before making any investment decision with respect to the Merger.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 3.02. Unregistered Sales of Equity Securities.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference to the extent applicable.

Item 3.03. Material Modification to Rights of Security Holders.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference to the extent applicable.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference to the extent applicable.

Item 7.01. Regulation FD Disclosure.

Attached as Exhibit 99.1 is a copy of the joint press release issued by the Company and REalloys on March 10, 2025 announcing the execution of the Merger Agreement.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished, shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report on Form 8-K.

Exhibit	Description
2.1*	Agreement and Plan of Merger dated March 10, 2025, by and among Blackboxstocks Inc., RABLBX Merger Sub Inc. and REalloys Inc.
10.1	Company Stockholder Support Agreement dated March 10, 2025, by and among Blackboxstocks Inc., REalloys Inc., and Gust Kepler.
10.2	Form of REalloys Stockholder Support Agreement dated March 10, 2025, by and among Blackboxstocks Inc., REalloys Inc., and the Stockholders party thereto.
10.3	Amended and Restated Senior Secured Convertible Debenture due the Earlier of the Trigger Date and January 17, 2026.
10.4	Registration Rights Agreement dated March 10, 2025, between Blackboxstocks Inc. and the Purchasers signatory thereto.
10.5	Security Agreement dated March 10, 2025, by and among Blackboxstocks Inc., Blackbox.io Inc. and Five Narrow Lane LP.
10.6	Subsidiary Guarantee dated March 10, 2025, by and among the Guarantors signatory thereto and Purchasers named therein.
99.1	Press Release dated March 10, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2025

BLACKBOXSTOCKS INC.

By:	/s/ Gust Kepler
Gust Kepler, President and Chief Executive Officer